                                                                    EXHIBIT 99.2



                               VOTING AGREEMENT
                               ----------------


     THIS VOTING AGREEMENT is dated as of May 20, 2000 (this "Agreement"), among
                                                              ---------
Active Software, Inc., a Delaware corporation (the "Company"), and each other
                                                    -------
party who is a signatory hereto (each a "Stockholder" and collectively the
                                         -----------
"Stockholders").  Capitalized words not otherwise defined in this Agreement
 ------------
shall have the meaning set forth in the Merger Agreement.

     WHEREAS, each Stockholder desires that, the Company, Parent and Merger Sub enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which
                                          ----------------
it is intended that the Company shall merge with Merger Sub ("Merger");
                                                              ------

     WHEREAS, as of the date hereof, each Stockholder is beneficial owner of, and has the right to vote and dispose of the number of shares of Parent Common Stock which is set forth opposite such Stockholder's name in Schedule A hereto;
                                                             ----------

     WHEREAS, as the Company has solicited proxies from the individuals and entities as indicated on Schedule A hereto; and
                         ----------

     WHEREAS, each Stockholder is executing this Agreement as an inducement to the Company to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by the Company of the Merger Agreement and the representations, warranties, covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     Section 1.  Representations and Warranties of Stockholders.  Each
                 ----------------------------------------------
Stockholder, severally, and not jointly, represents, warrants and covenants to the Company as of the date of this Agreement, as follows:

          (a) Stockholder is the record holder and/or beneficial owner of the number of shares of Parent Common Stock set forth opposite such Stockholder's name in Schedule A hereto, as such Schedule is amended or
                           ----------
     modified pursuant to Section 5 hereof (the "Stockholder's Shares" or
                          ---------              --------------------
     "Shares").  Except for the Stockholder's Shares, Stockholder is not the
      ------
     record or beneficial owner of any other shares of Parent Common Stock.

          (b) This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming due execution and delivery of this Agreement by the other parties hereto, shall constitute the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies). Neither the execution and delivery of this Agreement nor the performance by the Stockholder of this Agreement will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies). The execution and delivery of the Agreement by the Stockholder and performance of this Agreement will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

          (c) The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          (d) Each Stockholder is acting individually and not part of a "group" in Section 13(d) of the Exchange Act.


     Section 2.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents, warrants and covenants to each Stockholder, as of the date of this Agreement, as follows:

          (a) This Agreement and the Merger Agreement have been duly and validly executed and delivered by the Company, as applicable, and assuming due execution and delivery of this Agreement by the other parties thereto, shall constitute the legal, valid and binding obligation of the Company, as applicable, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the Merger or the transactions contemplated hereby will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or bound. Execution and delivery by the Company of this Agreement and the Merger Agreement and performance of the transactions contemplated thereby will not violate or require any consent, approval, notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company, except for (i) applicable requirements, if any, of the

     Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Certificate of Merger.

          (b) The Company understands and acknowledge that each Stockholder is entering into this Agreement in reliance upon the covenant and agreement of the Company to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms.

     Section 3.  Voting Agreement.  Each Stockholder hereby agrees, severally
                 ----------------
and not jointly, that it shall, and shall cause the holder of record of any Shares beneficially owned by such Stockholder on any applicable record date and stockholder meeting date or the date the Shares are voted by written consent (as the case may be) to, from time to time, at the request of the Company, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Parent, however called, or in connection with any written consent of the holders of Parent Common Stock, (a) if a meeting is held at which matters relating to approval of the issuance of shares of Parent Common Stock in connection with the Merger are considered, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the issuance of shares of Parent Common Stock in connection with the Merger.

     Section 4.  Grant of Proxy.  Each Stockholder indicated on Schedule A as
                 --------------
having its proxy solicited, hereby irrevocably appoints and constitutes the Company and R. James Green, in his capacity as an officer of the Company, agents, attorneys and proxies of the undersigned, from the date hereof until the earlier to occur of the termination of this Agreement or the Effective Time, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the Shares then held by such Stockholder on any applicable record date and stockholder meeting date or the date the Shares are voted by written consent (as the case may be), to vote such Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to such Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of the approval of the issuance of shares of Parent Common Stock in connection with the Merger.

     Section 5.  Transfer Restrictions.
                 ---------------------

          (a) (a) Each Stockholder, indicated on Schedule A as agreeing to the provisions of this Section 5, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, upon any sale, transfer, pledge, or other disposition of any shares to any person or entity, such person or entity shall agree to be bound by all of the terms and conditions of this Agreement and the Stockholder shall deliver a duly executed copy of the Agreement to the Company to evidence such Agreement prior to any such sale, transfer, pledge or other disposition.

          (b) Except with respect to transfers permitted under Section 5(a), each Stockholder shall not request that the Parent or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, and hereby consents to the entry of stop transfer instructions by the Parent of any transfer of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

     Section 6.  Further Assurances.  Each Stockholder shall, upon request of
                 ------------------
the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

     Section 7.  No Ownership Interest.  Nothing contained in this Agreement
                 ---------------------
shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Parent or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders' duties or responsibilities as stockholders of the Parent

     Section 8.  Documents Delivered.  Each Stockholder acknowledges receipt of
                 -------------------
copies of the Merger Agreement and all exhibits and schedules thereto. Each Stockholder also acknowledges that such Stockholder possesses all the information which such Stockholder deems relevant or material to such Stockholder's entering into this Agreement.

     Section 9.  No Inconsistent Agreements.  Each Stockholder hereby covenants
                 --------------------------
and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

     Section 10. Termination.  This Agreement shall terminate and no party
                 -----------
shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) the date termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5 shall relieve or otherwise limit any party of
                        ---------
liability for breach of this Agreement.

     Section 11. Survival of Representations, Warranties and Covenants.  All
                 -----------------------------------------------------
representations, warranties and covenants made by each Stockholder in or pursuant to this

Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein).

     Section 12.  Remedies Cumulative.  Prior to the Effective Time, the
                  -------------------
remedies set forth in this Agreement shall be cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the parties under any other agreement or pursuant to statutory or common law.

     Section 13.  Miscellaneous.
                  -------------

          (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address set forth in Section 8.2 of the Merger Agreement;
                                          -----------
     and (ii)  if to a Stockholder, to the address set forth in Schedule A
                                                                ----------
     hereto, or such other address as may be specified in writing by Stockholder.

          (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to a Stockholder when one or more counterparts have been signed by each of the Company and such Stockholder and delivered to each of them.

          (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent.

          (g) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (h) The Company and each Stockholder agree that irreparable damage would occur and that the Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches by Stockholder or the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States.

          (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party. The Company agrees not to amend or modify the Merger Agreement unless each Stockholder shall have consented to such amendment or modification.

     Section 14.  Several Obligations; Capacity.
                  ------------------------------

          (a) The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

          (b) The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Parent and not as directors or officers.

                 (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.



ACTIVE SOFTWARE, INC.

By:    /s/ R. JAMES GREEN
   -------------------------------------
Title: President and CEO
      ----------------------------------


STOCKHOLDERS:

/s/ CHARLES ALLEN
----------------------------------------
(i)  Charles Allen


/s/ CHASE BAILEY
----------------------------------------
Chase Bailey


/s/ ROBERT E. COOK
----------------------------------------
Robert E. Cook



DELL USA L.P.

By:    /s/ DELL USA L.P.
   -------------------------------------
Title:__________________________________


/s/ CAREN DEWITT
----------------------------------------
Caren DeWitt


/s/ MARY DRIDI
----------------------------------------
Mary Dridi



FBR TECHNOLOGY VENTURE PARTNERS, L.P.

By:  /s/ FBR TECHNOLOGY VENTURE PARTNERS, L.P.
   -------------------------------------------
Title:__________________________________

THE GOLDMAN SACHS GROUP, INC.

By:
  ------------------------------------
Title:________________________________


/s/ DENNIS H. JONES
--------------------------------------
Dennis H. Jones


/s/ MICHAEL J. LEVINTHAL
--------------------------------------
Michael J. Levinthal


/s/ JACK L. LEWIS
--------------------------------------
Jack L. Lewis



MAYFIELD ASSOCIATES FUND IV

By:  /s/ MAYFIELD ASSOCIATES FUND IV
  ------------------------------------
Title:________________________________



MAYFIELD IX

By:  /s/ MAYFIELD IX
   -----------------------------------
Title:________________________________


/s/ PHILLIP MERRICK
--------------------------------------
Phillip Merrick


/s/ DAVID MITCHELL
--------------------------------------
David Mitchell


/s/ GENE RIECHERS
--------------------------------------
Gene Riechers


/s/ ROBERT T. VASAN
--------------------------------------
Robert T. Vasan

                                   SCHEDULE A
                                   ----------


                                                   Number of                                 Agreed to
                                                   ---------                                 ---------
Name and Address of Stockholder               Stockholders Shares      Proxy Solicited       Section 5
-------------------------------               -------------------      ----------------      ---------
Charles Allen                                         378,852                 x                  x
c/o webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia  22030

Chase Bailey                                           68,933                                    x
930 Tahoe Boulevard, No. 802
PMB 194
Incline Village, Nevada  89451

Robert E. Cook                                      1,178,197                 x                  x
P.O. Box 4137
572 Park Avenue
Park City, Utah  84060

Dell USA L.P.                                       2,450,944                 x
One Dell Way
Round Rock, Texas  78682
Attn:

Caren DeWitt                                        3,315,296                 x                  x
c/o webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia  22030

Mary Dridi                                             37,921                                    x
c/o webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia  22030

FBR Technology Venture Partners, L.P.               2,746,822                 x                  x
11600 Sunrise Valley Drive
Reston, Virginia  20191
Attn:  Gene Riechers

The Goldman Sachs Group, Inc.                       1,816,758
85 Broad Street
19th Floor
New York, New York  10004

                                                   Number of                                 Agreed to
                                                   ---------                                 ---------
Name and Address of Stockholder               Stockholders Shares      Proxy Solicited       Section 5
-------------------------------               -------------------      ----------------      ---------
Attn:

Dennis H. Jones                                        68,464                                    x
c/o FDX Corporation
942 South Shady Grove Road
Memphis, Tennessee  38120

Michael J. Levinthal                                5,625,817                                    x
c/o Mayfield Fund
2800 Sand Hill Road Suite 250
Menlo Park, California  94025

Jack L. Lewis                                       1,163,776                 x                  x
c/o Shaw Pittman
1676 International Drive
McLean, Virginia  22102

Mayfield Associates Fund IV                         5,608,978                 x                  x
c/o Mayfield Fund
2800 Sand Hill Road Suite 250
Menlo Park, California  94025
Attn: Michael Levinthal

Mayfield IX                                         5,608,978                 x                  x
c/o Mayfield Fund
2800 Sand Hill Road Suite 250
Menlo Park, California  94025
Attn:  Michael Levinthal

Phillip Merrick                                     3,315,296                 x                  x
c/o webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia  22030

David Mitchell                                        229,236                 x                  x
c/o webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia  22030

Gene Riechers                                       2,752,954                                    x
c/o FBR Technology Venture Partners, L.P.
11600 Sunrise Valley Drive

                                                   Number of                                 Agreed to
                                                   ---------                                 ---------
Name and Address of Stockholder               Stockholders Shares      Proxy Solicited       Section 5
-------------------------------               -------------------      ----------------      ---------
Reston, Virginia  20191

Robert T. Vasan                                     5,786,256                                    x
c/o Mayfield Fund
2800 Sand Hill Road Suite 250
Menlo Park, California  94025